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TABLE OF CONTENTS Prospectus

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)(3)

0.625% Senior Notes due 2021	$1,088,200,000.00	99.584%	$1,083,673,088.00	$125,597.71

(1)
The U.S. dollar equivalent of the Amount to be Registered has been calculated using the euro/U.S. dollar exchange rate of €1.00/$1.0882 as released on November 14, 2016 by the United States Federal Reserve Board.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

(3)
This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the Company's Registration Statement on Form S-3 (File No. 333-204124) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-204124

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 13, 2015)

€1,000,000,000 American Express Credit Corporation 0.625% Senior Notes due 2021

       We are offering €1,000,000,000 principal amount of our 0.625% senior notes due 2021, or the notes.

       We will pay interest on the notes annually in arrears on November 22 of each year, beginning November 22, 2017. The notes will mature on November 22, 2021.

       We may redeem the notes, in whole or in part, at any time at the redemption prices described under "Description of Notes—Optional Redemption". In addition, we may redeem the notes upon the occurrence of a Tax Event (as described under the heading "Description of Notes—Redemption Upon a Tax Event").

       The notes will be general unsecured obligations that rank on an equal basis with all our other senior unsecured and unsubordinated debt. We will issue the notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

       Currently there is no public market for the notes. We intend to apply to list the notes on the New York Stock Exchange ("NYSE"). The listing application will be subject to approval by the NYSE. We expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time.

       Investing in the notes involves risks. You should carefully consider the information under "Risk Factors" beginning on page S-8 of this prospectus supplement, on page 3 of the accompanying prospectus and on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated herein by reference.

	Price to Public(1)	Underwriting Discounts and Commissions(2)	Proceeds to the Company(1)(3)
Per note	99.584%	0.35%	99.234%
Total for notes	€995,840,000	€3,500,000	€992,340,000

(1)
Plus accrued interest, if any, from November 22, 2016 to the date of delivery.

(2)
Refer to the "Underwriting" section of this prospectus supplement.

(3)
Before offering expenses.

       The underwriters expect to deliver securities entitlements with respect to the notes to investors in book-entry form only through a common depositary of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about November 22, 2016, which is the fifth London business day following the date of this prospectus supplement.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Barclays	Deutsche Bank	HSBC

Co-Managers

BMO Capital Markets	MUFG	Standard Chartered Bank
Mischler Financial Group, Inc.		Ramirez & Co., Inc.

The date of this prospectus supplement is November 15, 2016.

S-i

STABILIZATION

       IN CONNECTION WITH THE OFFERING OF THE NOTES, BARCLAYS BANK PLC (THE "STABILIZING MANAGER") (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

       This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of the notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

       This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at (1) persons who are outside the United Kingdom or (2) persons in the United Kingdom that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"), or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and the accompanying prospectus and their contents should not be distributed, published or produced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

       This prospectus supplement and the accompanying prospectus have not been approved for the purposes of the UK Financial Services and Markets Act 2000 ("FSMA") by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which Section 21(1) of FSMA does not apply to us.

       The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

       The notes are offered globally for sale only in those jurisdictions in the United States, Europe and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

       This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes that we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes that we are offering. The description of the terms of the notes contained in this prospectus supplement supplements the description under "Description of Debt Securities" in the accompanying prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

       When we use the terms "Credco," the "Company," "we," "us" or "our" in this prospectus supplement, we mean American Express Credit Corporation and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

       We are responsible only for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus issued or authorized by us. Neither we nor the underwriters have authorized anyone to provide you with any other information, and we and the underwriters take no responsibility for any other information that others may give you. We and the underwriters are offering to sell the notes only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the notes.

       The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

       References to "€" and "euro" are to the lawful currency of the member states of the Economic and Monetary Union ("European Monetary Union") that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. References herein to "$," "U.S. dollars" and "dollar" are to the lawful currency of the United States. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States.

SUMMARY

       The following summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in its entirety, including the documents incorporated by reference in the foregoing documents, especially the risks of investing in the notes discussed under the heading "Risk Factors" beginning on page S-8 of this prospectus supplement, on page 3 of the accompanying prospectus and on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2015, and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, which are described under "Incorporation of Certain Documents by Reference" in this prospectus supplement, and any related free writing prospectus issued or authorized by us.

The Company

       We were incorporated in Delaware in 1962 and were acquired by American Express Company in December 1965. On January 1, 1983, we became a wholly owned subsidiary of American Express Travel Related Services Company, Inc. ("TRS"), a wholly owned subsidiary of American Express Company. Both American Express Company and TRS are bank holding companies.

       We are engaged in the business of financing non-interest earning Card Member receivables arising from the use of the American Express® Green Card, the American Express® Gold Card, Platinum Card®, Corporate Card and other American Express cards issued in the United States and in certain countries outside the United States. We also finance certain interest-earning revolving loans generated by Card Member spending on American Express credit cards issued in non-U.S. markets, although interest-earning and revolving loans are primarily funded by subsidiaries of TRS other than Credco.

       Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

 The Offering

Issuer	American Express Credit Corporation.
Offered Securities	€1,000,000,000 aggregate principal amount of 0.625% senior notes due 2021.
Offering Price	99.584%.
Maturity Dates	The notes will mature on November 22, 2021.
Interest Rates and Payment Dates	The notes will bear interest at the rate of 0.625% per annum payable annually in arrears on November 22 of each year, beginning November 22, 2017.
Redemption
Prior to October 22, 2021 (the date that is 31 days prior to the maturity date), we may, at our option, redeem the notes, in whole or in part, at a "make-whole" redemption price (as described under the heading "Description of the Notes—Optional Redemption"), together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption. On or after October 22, 2021 (the date that is 31 days prior to the maturity date) we may, at our option, redeem the notes, in whole or in part, at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption. In addition, we may redeem the notes upon the occurrence of a Tax Event (as described under the heading "Description of Notes—Redemption Upon a Tax Event").
Ranking
The notes will be general unsecured obligations that rank on an equal basis with all our other present and future senior unsecured and unsubordinated debt. The notes will effectively be subordinated to any secured indebtedness we may incur, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. As of September 30, 2016, we had no secured indebtedness and $18.2 billion of indebtedness, and our subsidiaries had $433 million of indebtedness.
Currency of Payment	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro.

If the euro is unavailable due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the euro) or no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community then all payments in respect of the notes will be made in U.S. dollars until the euro is again available or so used. The amount otherwise payable by us on any date in euro would be converted into U.S. dollars at a rate determined by us in good faith. If applicable laws or regulations of the member states of the European Union (including official pronouncements applying those laws or regulations) mandated, in our good faith determination, the use of a specific exchange rate for these purposes, we would apply the exchange rate so mandated.
Listing and Markets
We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market for the notes, as permitted by applicable laws and regulations. The underwriters, however, are not obligated to make a market for the notes and may discontinue any market-making at any time at their sole discretion.
The notes are offered for sale in those jurisdictions both inside and outside the United States where it is lawful to make such offers. See "Underwriting."
Minimum Denomination; Form and Settlement
The notes will be issued only in fully registered, book-entry form, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be represented by one or more permanent global notes that will be deposited with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme and registered in the name of the common depositary or its nominee.
Withholding Tax
We will, subject to the exceptions and limitations set forth under "Description of Notes—Payment of Additional Amounts," pay additional amounts on the notes to Non-United States Holders (as defined under "Taxation—Certain U.S. Federal Income Tax Consequences" in the accompanying prospectus) in respect of deductions for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to payments of the principal of and interest on the notes.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes.
ISIN / Common Code / CUSIP	XS1521058518 / 152105851 / 025818KC8
Trustee	The Bank of New York Mellon.
Paying Agent	The Bank of New York Mellon, London Branch.
Governing Law	New York.

RISK FACTORS

       An investment in the notes involves risks. Before deciding whether to purchase any notes, you should carefully consider the risks described below as well as other factors and information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our filings with the United States Securities and Exchange Commission (the "SEC") that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the consolidated financial statements and related notes and other information that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities. However, the risks and uncertainties we face are not limited to those described below and those set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities.

Risks Relating to the Notes

        Holders of the notes will receive payments solely in euro, subject to limited exceptions.

       All payments of interest on and the principal of the notes, any redemption price for the notes and any additional amounts will be made in euro, subject to certain limited exceptions. We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price or any additional amount in euro made with respect to the notes into U.S. dollars or any other currency.

        Changes in exchange rates and exchange controls could result in a substantial loss to you.

       Investors will have to pay for the notes in euro. Payments of principal and interest, including payments made upon any redemption of the notes, and additional amounts, if any, in respect of the notes are payable by us in euro. An investment in the notes which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities (the "home currency"), entails significant risks not associated with a similar investment in a security denominated in the home currency.

       These include the possibility of:

  •
  significant changes in rates of exchange between the home currency and euro;

  •
  the imposition or modification of foreign exchange controls with respect to euro; and

  •
  tax consequences for the purchaser as a result of any foreign exchange gains or losses resulting from an investment in the notes.

       In addition, if one or more member states of the European Monetary Union were to withdraw from the European Monetary Union and cease to use the euro as their currency, the value of the euro could be materially adversely affected.

       We have no control over a number of factors affecting the euro, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results.

       Exchange rates are primarily the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of an investment denominated in or otherwise relating to a foreign currency, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of the applicable currency, including economic and political developments in other countries.

       Of particular importance to potential currency exchange risk are:

  •
  existing and expected rates of inflation;

  •
  existing and expected interest rate levels;

  •
  the balance of payments;

  •
  the extent of governmental surplus or deficits in the relevant countries; and

  •
  other financial, economic, military and political factors.

       All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and other countries important to international trade and finance.

       In recent years, rates of exchange for certain currencies, including the euro, have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the home currency could result in a decrease in home currency value of payments on the notes, including the principal payable at maturity. That in turn could cause the market value of the notes to fall. Depreciation of the euro against the home currency could result in a loss to the investor on a home currency basis.

       The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates as well as the availability of the euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

       This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than the home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

       On November 10, 2016, the euro/U.S. dollar exchange rate was €1.00 = $1.0882, as published by the Board of Governors of the Federal Reserve System.

        The unavailability of the euro could result in a substantial loss to you.

       If the euro is:

  •
  unavailable due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the euro); or

  •
  no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community;

then all payments in respect of the notes will be made in U.S. dollars until the euro is again available or so used. The amount otherwise payable by us on any date in euro would be converted into U.S. dollars at a rate determined by us in good faith. If applicable laws or regulations of the member states of the European Union (including official pronouncements applying those laws or regulations) mandated, in our good faith determination, the use of a specific exchange rate for these purposes, we would apply the exchange rate so mandated. Any payment in respect of such notes made under such circumstances in U.S. dollars will not constitute an event of default under the notes or the indenture under which the notes have been issued.

        Judgments in euro could result in a substantial loss to you.

       The notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment under New York law will be rendered in euro and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no provision for any further payments if exchange rates continue to change after the judgment is rendered.

       In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

        Trading in the clearing systems is subject to minimum denomination requirements.

       The notes have minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to the notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or an integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

        Changes in our credit ratings may affect the value of the notes.

       Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes. In addition, any reduction in our credit ratings could increase the cost of our funding from, and restrict our access to, the capital markets and have a material adverse effect on our results of operations and financial condition.

        The notes may have limited or no liquidity.

       There is currently no secondary market for the notes, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your notes when you want to or at a price that you wish to receive for your notes.

       Although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed or that an active trading market for the notes will develop or, if developed, that it will continue. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

        Redemption may adversely affect your return on the notes.

       We may redeem the notes, in whole or in part, at any time at the redemption prices described under "Description of Notes—Optional Redemption." In addition, we may redeem the notes upon the occurrence of a Tax Event (as described under the heading "Description of Notes—Redemption Upon a Tax Event"). Depending on market conditions at the time of a redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest on the notes being redeemed.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

       We have made various statements in this prospectus supplement and the accompanying prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in our documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Forward-looking statements are subject to risks and uncertainties, including those identified in the "Risk Factors" section of this prospectus supplement as well as in the documents that are or will be incorporated by reference in this prospectus supplement and the accompanying prospectus, which could cause actual results to differ materially from such statements. The words "believe," "expect," "estimate," "anticipate," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions are intended to identify forward-looking statements. We caution you that any risk factors described or incorporated by reference in this prospectus supplement and the accompanying prospectus are not exclusive. There may also be other risks we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

       Information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the "Risk Factors" section of this prospectus supplement as well as in the documents that are or will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are made on the basis of management's assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

USE OF PROCEEDS

       We estimate that the net proceeds from this offering will be approximately €991,690,000, after deducting the underwriters' discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes.

DESCRIPTION OF NOTES

       This description of the terms of the notes adds information to the description of the general terms and provisions of our debt securities (of which the notes are a series) in the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the notes. If any specific information regarding the notes described in this prospectus supplement is inconsistent with the more general terms of the notes described in the prospectus, you should rely on the information contained in this prospectus supplement. In this section, references to "Credco," the "Company," "we," "us" or "our" refer solely to American Express Credit Corporation and not any of our subsidiaries or affiliates, unless we state or the context implies otherwise.

General

       The notes offered by this prospectus supplement are a series of debt securities issued under an indenture, dated as of June 9, 2006, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as supplemented by the first supplemental indenture thereto to be dated as of November 22, 2016 (as supplemented, the "indenture"). The notes are initially being offered in an aggregate principal amount of €1,000,000,000 and will mature on November 22, 2021. We may, without consent of the holders, issue additional notes in the future, on the same terms and conditions and with the same CUSIP number, ISIN and common code as the notes being offered hereby, as more fully described in "—Further Issues" below.

       The notes will be senior debt securities that rank on an equal basis with all our other present and future senior unsecured and unsubordinated debt. The notes are not secured by any of our assets or the assets of our subsidiaries. As a result, the indebtedness represented by the notes will effectively be subordinated to any secured indebtedness we may incur, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. In addition, the notes will not be guaranteed by any of our subsidiaries and therefore will be structurally subordinated to the existing and future indebtedness of our subsidiaries. In the event of the dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding of a subsidiary, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of notes. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As of September 30, 2016, we had no secured indebtedness and $18.2 billion of indebtedness, and our subsidiaries had $433 million of indebtedness.

       If any day on which a payment of interest, principal or a redemption payment is due is not a Business Day (as defined below), then the holder of the notes shall not be entitled to payment of the amount due until the next Business Day and shall not be entitled to any additional principal, interest or other payment as a result of such delay except as otherwise provided under "—Payment of Additional Amounts."

       Principal of and interest on the notes will be payable, and the notes will be exchangeable and transferable, at our office or agency maintained for that purpose, which is initially the London office of The Bank of New York Mellon, London Branch.

Interest

       We will pay interest on the notes from November 22, 2016 at the rate per annum set forth on the cover page of this prospectus supplement, annually in arrears on November 22 of each year, beginning November 22, 2017, to the persons in whose names such notes are registered on the close on business on the fifteenth day (whether or not a business day) preceding such interest payment date (or

November 7 of each year, beginning November 7, 2017), except that interest payable at maturity will be payable to the person to whom the principal of the notes is paid. Interest on the notes will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the notes (or November 22, 2016 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date, as the case may be. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.

       "Business Day" for purposes of the notes means each Monday, Tuesday, Wednesday, Thursday or Friday (i) that is not a day on which banking institutions in The City of New York or The City of London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

Issuance in Euro; Payment on the Notes

       Initial holders will be required to pay for the notes in euro, and all payments on the notes will be payable in euro; provided that if on or after the date of this prospectus supplement the euro is unavailable due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the euro) or no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community then all payments in respect of the notes will be made in U.S. dollars until the euro is again available or so used. The amount otherwise payable by us on any date in euro would be converted into U.S. dollars at a rate determined by us in good faith. If applicable laws or regulations of the member states of the European Union (including official pronouncements applying those laws or regulations) mandated, in our good faith determination, the use of a specific exchange rate for these purposes, we would apply the exchange rate so mandated. Any payment in respect of such notes made under such circumstances in U.S. dollars will not constitute an event of default under the notes or the indenture under which the notes have been issued.

       Investors will be subject to foreign exchange risks as to payments on the notes that may have important economic and tax consequences to them. See "Risk Factors" in this prospectus supplement for additional information.

Covenants Relating to Us

       Covenants relating to us in the indenture are described under "Description of Debt Securities—Covenants Relating to Us" in the accompanying prospectus.

Defeasance of the Indenture and Debt Securities

       The provisions of the indenture described under "Description of Debt Securities—Defeasance of the Indenture and Debt Securities" in the accompanying prospectus will apply to the notes. However, any funds or securities deposited pursuant to the defeasance provisions described therein will be euros or obligations issued or guaranteed by the German government.

Book-Entry, Delivery and Form

General

       We will issue the notes in the form of one or more fully registered global notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be represented by one or more permanent global notes that will be deposited with a common depositary for Clearstream Banking, société anonyme ("Clearstream, Luxembourg") and Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System ("Euroclear"), and registered in the name of the common depositary or its nominee.

       Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on your behalf as direct and indirect participants in Clearstream, Luxembourg or Euroclear. You may elect to hold interests in the global notes either through Clearstream, Luxembourg or Euroclear if you are a participant in such systems, or indirectly through organizations that are participants in such systems. For information on Clearstream, Luxembourg and Euroclear, see "Description of Debt Securities—Global Securities and Global Clearance and Settlement Procedures" beginning on page 27 of the accompanying prospectus.

       Except as provided below, owners of beneficial interests in the global notes will not be entitled to have notes registered in their names, and will not receive or be entitled to receive physical delivery of notes in definitive form. Beneficial owners will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action a holder is entitled to give or take under the indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

Clearstream, Luxembourg and Euroclear Arrangements

       So long as Clearstream, Luxembourg or Euroclear or their nominee or their common depositary is the registered holder of the global notes, Clearstream, Luxembourg, Euroclear or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, premium and interest in respect of the global notes will be made to Clearstream, Luxembourg, Euroclear or such nominee, as the case may be, as registered holder thereof. None of us, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

       We understand that distributions of principal, premium and interest with respect to the global notes will be credited in euro to the extent received by Clearstream, Luxembourg or Euroclear from the paying agent to the cash accounts of Clearstream, Luxembourg or Euroclear customers in accordance with the relevant system's rules and procedures.

       Because Clearstream, Luxembourg and Euroclear can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

       We understand that investors that hold their notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream, Luxembourg and Euroclear, notes will be credited to the securities custody accounts of Clearstream, Luxembourg customers and Euroclear participants on the Business Day following the settlement date, for value on the settlement date.

Secondary Market Trading

       Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date.

       We understand that secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

       You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

       In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next Business Day in Brussels or Luxembourg, depending on whether Clearstream, Luxembourg or Euroclear is used.

       Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures.

       Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among Clearstream, Luxembourg customers and Euroclear participants. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Definitive Notes

       If any of the events described under "Description of Debt Securities—Global Securities and Global Clearance and Settlement Procedures" beginning on page 29 of the accompanying prospectus occur, we will issue definitive securities in certificated form in an amount equal to a holder's beneficial interest in the securities as indicated by Clearstream, Luxembourg or Euroclear, as the case may be. Definitive securities will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof, and will be registered in the name of the person requested by or on behalf of the depositary (in accordance with its customary procedures).

       If we issue definitive notes, the notes may be presented for registration of transfer and exchange at the office or agency maintained for that purpose in the City of London, which is initially the London office of The Bank of New York Mellon, London Branch. In such circumstances, we will also pay principal of, and interest on, the notes at the office or agency maintained for that purpose in the City of London, which is initially the London office of The Bank of New York Mellon, London Branch. We will make payments of principal on the notes only against surrender of such notes. All payments of principal and interest will be made by check drawn on a bank in The City of London and mailed to the persons in whose names such notes in definitive form are registered at such person's address as provided in the register. For holders of at least €1,000,000 in aggregate principal amount of notes in definitive form, we will make payment by wire transfer to a euro account maintained by the payee with a bank in a European city in which banks have access to the TARGET2 system, provided that the trustee receives a written request from such holder to such effect designating such account no later than the related record date.

Payment of Additional Amounts

       We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on the notes to a holder who is a Non-United States Holder (as defined under "Taxation—Certain U.S. Federal Income Tax Consequences" in the accompanying prospectus), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable had no such withholding or deduction been required.

       However, our obligation to pay additional amounts shall not apply:

  •
  (1) to a tax, assessment or governmental charge that would not have been imposed but for the beneficial owner or the holder, or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

  •
  (a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

  •
  (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

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  (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization; or

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  (d) being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code") or any successor provision or being or having been a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code or any successor provision;

  •
  (2) to any beneficial owner that is not the sole beneficial owner of a note, or a portion thereof, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

  •
  (3) to a tax, assessment or governmental charge (including backup withholding) that would not have been imposed but for the failure of the holder or any other person to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the holder or other person, if compliance is required by statute or by regulation of the United States Department of the Treasury, without regard to any tax treaty, or by an applicable income tax treaty to which the United States is a party as a precondition to partial or complete relief or exemption from such tax, assessment or other governmental charge (including, but not limited to, the failure to provide United States Internal Revenue Service, or IRS, Form W-8BEN-E, W-8BEN, W-8ECI or any subsequent versions thereof), or any other certification, information, documentation, reporting or other similar requirement under United States income tax laws or regulations or intergovernmental agreements (including entering into and complying with an agreement with the U.S. Internal Revenue Service to report information or complying with any similar reporting requirements imposed by an intergovernmental agreement) that would establish entitlement to otherwise applicable relief or exemption from any tax, assessment or governmental charge;

  •
  (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

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  (5) to a tax, assessment or governmental charge that would not have been imposed or withheld but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 10 days after the payment becomes due or is duly provided for, whichever occurs later;

  •
  (6) to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation of a note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later;

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  (7) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

  •
  (8) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent;

  •
  (9) to any withholding or deduction which is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive; or

  •
  (10) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9).

       The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "—Payment of Additional Amounts" and under the heading "—Redemption Upon a Tax Event," we shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Optional Redemption

       The notes are not subject to repayment at the option of the holders at any time prior to maturity. We may redeem the notes under the circumstances described below.

       Prior to October 22, 2021 (the date that is 31 days prior to the maturity date), we may, at our option, redeem the notes, in whole or in part, on at least 30 days' and no more than 60 days' prior written notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)), at the applicable Comparable Government Bond Rate described below plus 20 basis points, together, in each case, with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption. We will calculate the redemption price, which calculation will be binding and conclusive absent manifest error.

       "Comparable Government Bond Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by us.

       "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, a bond that is a direct obligation of the Federal Republic of Germany (the "German government bond") (Bundesanleihe) selected by an independent investment bank as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed or such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

       When we use the term "remaining scheduled payments," we mean, with respect to any note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced (solely for the purpose of this calculation) by the amount of interest accrued thereon to such redemption date.

       On or after October 22, 2021 (the date that is 31 days prior to the maturity date) we may, at our option, redeem the notes, in whole or in part, on at least 30 days' and no more than 60 days' prior written notice, at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption.

Redemption Upon a Tax Event

       If, as a result of (a) any change in (including any announced prospective change), or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in (including any announced prospective change), or amendment to, any official position regarding the application or interpretation of such laws, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, or (b) a taxing authority of the United States taking any action, or such action becoming generally known, on or after the date of this prospectus supplement, whether or not such action is taken with respect to us or any of our affiliates, there is in either case a material increase in the probability that we will or may be required to pay additional amounts as described herein under the heading "—Payment of Additional Amounts" above (any of the foregoing, a "Tax Event"), then we may in either case, at our option, redeem, in whole or in part, the notes on at least 30 days' and no more than 60 days' prior written notice, at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption.

       In order to exercise this right, we must determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the notes. Prior to the publication of any notice of redemption, we will deliver to the trustee an officer's certificate stating that we are entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred and an opinion of counsel to that effect based on that statement of facts.

Modification of the Indenture

       Circumstances in which we may make modifications to and amendments of the indenture are described under "Description of Debt Securities—Modification of the Indenture" in the accompanying prospectus.

Further Issues

       We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes ranking on an equal basis with the notes being offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except, in some circumstances, for the first payment of interest following the issue date of such further notes). Such further notes shall be consolidated and form a single series with the notes being offered hereby and shall have the same terms as to status, redemption or otherwise as the notes being offered hereby.

Events of Default, Notice and Waiver

       Events of Default with respect to the notes are described under "Description of Debt Securities—Events of Default, Notice and Waiver" in the accompanying prospectus.

Notices

       So long as the global notes are held on behalf of the common depositary or any other clearing system, notices to holders of notes may be given by delivery of the relevant notice to the common depositary or the alternative clearing system, as the case may be.

Trustee, Paying Agent and Registrar

       The Bank of New York Mellon is the trustee under our indenture with respect to the notes and will be the registrar for the notes. The Bank of New York Mellon, London Branch, will initially be the paying agent with respect to the notes. We and our affiliates have had, and from time to time may continue to have, banking or other relationships with The Bank of New York Mellon or its affiliates. For example, The Bank of New York Mellon provides custodial services to us and provides corporate trust services to our affiliates. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.

       The trustee may resign or be removed by the holders of a majority of the principal amount of outstanding notes (voting as a class) in certain circumstances, and a successor trustee may be appointed by us to act with respect to the notes.

Unclaimed Funds

       All funds deposited with the trustee or any paying agent for the payment of principal, interest or additional amounts in respect of the notes that remain unclaimed for two years after the maturity date will be returned to us upon our request. Thereafter, any right of any holder to such funds shall be enforceable only against us.

Governing Law

       The notes and the indenture will be governed by and construed in accordance with the laws of the State of New York. Actions relating to the notes and indenture may be brought in the state or federal courts in the Borough of Manhattan, City of New York.

Listing

       We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

       This section updates and supplements the U.S. federal income tax considerations that are described in "Taxation—Certain U.S. Federal Income Tax Consequences" in the accompanying prospectus that may be relevant to persons considering the purchase of the notes covered by this prospectus supplement.

Foreign Accounts

       The sub-section under "Taxation—Certain U.S. Federal Income Tax Consequences—Foreign Accounts" shall be deleted in its entirety and replaced with the following:

       A United States law enacted in 2010 and commonly referred to as "FATCA" potentially imposes a withholding tax of 30% on payments of (i) interest on a debt obligation of a United States issuer and (ii) after December 31, 2018, gross proceeds from the sale or other disposition of such a debt obligation, in each case made to (a) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the United States government to collect and report (or is required by applicable local law) to collect and provide to the United States or other relevant tax authorities certain information regarding United States account holders of such institution or (b) a non-United States entity (as a beneficial owner) that is not a financial institution unless such entity provides the withholding agent with a certification that it does not have any substantial United States owners or that identifies its substantial United States owners, which generally includes any specified United States person that directly or indirectly owns more than a specified percentage of such entity. FATCA applies to the debt securities. United States Holders, as defined in the accompanying prospectus, that will hold the debt securities through a non-United States intermediary and Non-United States Holders are urged to consult their own tax advisors regarding foreign account tax compliance.

European Union Directive on Taxation of Certain Interest Payments

       The section under "Taxation—European Union Directive on Taxation of Certain Interest Payments" shall be deleted in its entirety.

The Proposed Financial Transactions Tax

       The sub-section under "Taxation—The Proposed Financial Transactions Tax" shall be deleted in its entirety and replaced with the following:

       The European Commission has published a proposal (the "Commission's Proposal") for a directive for a common financial transactions tax ("FTT") in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the "participating Member States"). However, Estonia has since stated that it will not participate.

       The Commission's Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the notes in certain circumstances.

       Under the Commission's Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

       The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

       Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

UNDERWRITING

       Under the terms and subject to the conditions contained in an underwriting agreement dated November 15, 2016, we have agreed to sell to the underwriters named below the following respective principal amounts of the notes:

Underwriters	Principal Amount of Notes
Barclays Bank PLC	€295,200,000
Deutsche Bank AG, London Branch	252,400,000
HSBC Bank plc	252,400,000
Bank of Montreal, London Branch	63,400,000
MUFG Securities EMEA plc	63,300,000
Standard Chartered Bank	63,300,000
Mischler Financial Group, Inc.	5,000,000
Samuel A. Ramirez & Company, Inc.	5,000,000

Total	€1,000,000,000

       Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority ("FINRA").

       The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes if any notes are taken.

       The underwriters initially propose to offer part of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.200% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes, the offering prices and other selling terms may from time to time be varied by the underwriters.

       The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE. We expect trading in the notes to begin within 30 days after the original issue date. Currently there is no public market for the notes. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We have been advised by the underwriters that they presently intend to make a market for the notes, as permitted by applicable laws and regulations. The underwriters, however, are not obligated to make a market for the notes and may discontinue any market making at any time at their sole discretion. Accordingly, we can provide no assurance as to the liquidity of, or trading markets for, the notes.

       In connection with the offering of the notes, Barclays Bank PLC (the "stabilizing manager") (or any person acting on behalf of the stabilizing manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. There is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member. In connection with the offering of the notes, the stabilizing manager (or any person acting on behalf of the stabilizing manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. There is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the stabilizing manager (or persons acting on behalf of any stabilizing manager) in accordance with all applicable laws and rules.

       Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

       In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/ or short positions in such securities and instruments. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by FINRA.

       In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates for which they have in the past received, and may in the future receive, customary fees. Affiliates of certain of the underwriters are lenders under our existing credit agreement.

       The aggregate proceeds to us are set forth on the cover page hereof before deducting our expenses in connection with the offering of the notes. We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $650,000.

       We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof. We have agreed to reimburse the underwriters for certain FINRA-related expenses, including fees and disbursements of counsel not exceeding $10,000.

       We expect that delivery of the notes will be made against payment therefor on or about                  , 2016, which will be on the fifth business day following the date the notes are priced. Under Rule l5c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.

Selling Restrictions

  Notice to Prospective Investors in the European Economic Area

       In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

       For purposes of this provision, the expression an "offer of notes to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

  Notice to Prospective Investors in the United Kingdom

       This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

  Notice to Prospective Investors in Hong Kong

       The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Notice to Prospective Investors in Japan

       The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

  Notice to Prospective Investors in Singapore

       This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

       Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

  Notice to Prospective Investors in Switzerland

       This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC's website at http://www.sec.gov. You may also read and copy any document we file, including the registration statement referred to in the accompanying prospectus, at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. United States 20549. Please call the SEC at +1-800-SEC-0330 for further information about the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The SEC allows us to incorporate by reference the information we file with the SEC, which means we can disclose important information to you by referring you to those documents (other than information that is deemed "furnished" to the SEC). The information that we incorporate by reference is considered to be part of this prospectus supplement.

       Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the notes by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This means you must look at all of the SEC filings we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference in this prospectus supplement the following documents filed with the SEC (except for information in these documents or filings that is deemed "furnished" and not "filed" in accordance with the SEC rules, including pursuant to Item 2.02 or 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in the accompanying prospectus):

  •
  Annual Report on Form 10-K for the year ended December 31, 2015.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

  •
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

  •
  Current Reports on Form 8-K filed with the SEC on May 5, 2016 and October 31, 2016.

  •
  All documents subsequently filed by American Express Credit Corporation under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the notes.

       You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

American Express Credit Corporation
200 Vesey Street
New York, New York United States 10285
Attention: Secretary
+1-212-640-2000

LEGAL MATTERS

       The validity of the notes will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The underwriters are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. From time to time, Cleary Gottlieb Steen & Hamilton LLP and Skadden, Arps, Slate, Meagher & Flom LLP each provide legal services to American Express Company, American Express Credit Corporation and their respective subsidiaries and affiliates and may do so in the future.

EXPERTS

       The financial statements, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report (which contains an explanatory paragraph that the Company has entered into significant related party transactions with its affiliates) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PROSPECTUS

American Express Credit Corporation
Debt Securities
Warrants to Purchase Debt Securities

        American Express Credit Corporation may offer from time to time in one or more series:

  •
  unsecured debt securities; and

  •
  warrants to purchase unsecured debt securities.

        We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale.

        We may offer and sell securities to or through underwriters, dealers and agents or directly to purchasers. The names of any underwriters or agents involved in the sale of securities and their compensation will be described in an accompanying prospectus supplement.

        We will provide the specific terms of any offering in supplements to this prospectus. This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.

        You should carefully consider the information under "Risk Factors" beginning on page 3 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2015.

Prospectus

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3, to which we refer as the registration statement, filed with the Securities and Exchange Commission, to which we refer as the SEC, under the Securities Act of 1933, as amended, to which we refer as the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.

        This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by an applicable prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the heading "Where You Can Find More Information," before making your investment decision.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

i

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC's website at http://www.sec.gov. You may also read and copy any document we file, including the registration statement, at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus.

        Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement or applicable pricing supplement):

  •
  Annual Report on Form 10-K for the year ended December 31, 2014.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

  •
  All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address or number:

American Express Credit Corporation
200 Vesey Street
New York, New York 10285
Attention: President
(212) 640-2000

ii

FORWARD-LOOKING STATEMENTS

        Various statements have been made in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in our other reports filed with the SEC and in other documents. In addition, from time to time, we, through our management may make oral forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including those identified below, which could cause actual results to differ materially from such statements. The words "believe," "expect," "estimate," "anticipate," "optimistic," "intend," "evaluate," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

        Factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to:

  •
  credit trends, which will depend in part on the economic environment, including, among other things, the housing market and the rates of bankruptcies, which can affect spending on card products and debt payments by individual and corporate customers;

  •
  the effectiveness of our risk management policies and procedures, including our ability to accurately estimate the provisions for losses in our outstanding portfolio of Card Member receivables and loans, and operational risk;

  •
  fluctuations in foreign currency exchange rates;

  •
  negative changes in our credit ratings, which could result in decreased liquidity and higher borrowing costs;

  •
  changes in laws or government regulations affecting American Express Company's business, including the potential impact of regulations adopted by bank regulators relating to certain credit and charge card practices and other payment systems regulations;

  •
  the effect of fluctuating interest rates, which could affect our borrowing costs;

  •
  the impact on American Express Company's business resulting from changes in global economic and business conditions, including increased competition in the payments industry, particularly in co-brand relationships;

  •
  the impact on American Express Company's business that could result from litigation such as class actions or proceedings brought by governmental and regulatory agencies (including the lawsuit filed against American Express by the U.S. Department of Justice and certain states' attorneys general);

  •
  our ability to satisfy our liquidity needs and execute on our funding plans, which will depend on, among other things, our future business growth, the impact of global economic, political and other events on market capacity, our credit ratings, demand for securities offered by us, performance by our counterparties under our bank credit facilities and other lending facilities, and regulatory changes; and

  •
  the potential failure of the U.S. Congress to renew legislation regarding the active financing exception to Subpart F of the Internal Revenue Code, which could increase our effective tax rate and have an adverse impact on net income.

        Further information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the "Risk Factors" section of this prospectus as well as in the documents that are or will be incorporated by reference into this prospectus. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements included or incorporated by reference in this prospectus are made on the basis of management's assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

RISK FACTORS

        The following risk factors may be applicable to certain types of debt securities that may be issued by us. A description of the debt securities is contained below under "Description of Debt Securities" as well as in the accompanying prospectus supplement and applicable pricing supplements. Before making an investing decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus, including the risk factors relating to us filed in periodic or current reports and incorporated herein by reference. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussion of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You

        An investment in debt securities that are denominated in, or the payment of which is determined with reference to, a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed debt security, on which all or part of any payment due is based on a currency other than U.S. dollars has significant risks that are not associated with a similar investment in non-indexed debt securities.

        Exchange rates are primarily the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of an investment denominated in or otherwise relating to a foreign currency, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of the applicable currency, including economic and political developments in other countries.

        Of particular importance to potential currency exchange risk are:

  •
  existing and expected rates of inflation;

  •
  existing and expected interest rate levels;

  •
  the balance of payments;

  •
  the extent of governmental surplus or deficits in the relevant countries; and

  •
  other financial, economic, military and political factors.

        All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the government of the applicable country and other countries important to international trade and finance.

        Exchange rates between the U.S. dollar and many other currencies have recently been highly volatile, and this volatility may continue or occur with respect to other currencies in the future. Fluctuations in currency exchange rates could adversely affect notes denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the notes, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the notes to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

        It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If manipulation has occurred or is continuing, some published exchange rates may have been, or may be in the future, artificially lower or higher than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of notes denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars, including the secondary market trading value of those notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact the value of those notes.

The Unavailability of Currencies Could Result in a Substantial Loss to You

        Except as we specify in the accompanying prospectus supplement and applicable pricing supplement, if payment on a debt security is required to be made in a specified currency other than U.S. dollars and such currency is:

  •
  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

  •
  no longer used by the government of the country issuing such currency; or

  •
  no longer used for the settlement of transactions by public institutions of, or within, the international banking community;

then all payments with respect to the debt security shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined on the basis of the most recently available market exchange rate or as otherwise determined in good faith by us if the foregoing is impracticable. Any payment in respect of such debt security made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which such debt security will have been issued.

        If the specified currency, currency unit or composite currency of a note is officially redenominated, then our payment obligations on such note will be the amount of redenominated currency, currency unit or composite currency that represents the amount of our obligations immediately before the redenomination.

        The debt securities will not provide for any adjustment to any amount payable as a result of:

  •
  any change in the value of the specified currency of those debt securities relative to any other currency due solely to fluctuations in exchange rates; or

  •
  any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.

        Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on debt securities made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the accompanying prospectus supplement and applicable pricing supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You

        The debt securities will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. If a debt security is denominated in a specified currency other than U.S. dollars, any judgment under New York law will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

An Investment in Indexed Notes Entails Significant Risks Not Associated With a Similar Investment in Fixed or Conventional Floating Rate Debt Securities

        An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more currencies, currency units or composite currencies, including exchange rates and swap indices between currencies, currency units or composite currencies, commodities, securities, baskets of securities or securities indices, interest rates, financial, economic or other measures or other indices, either directly or inversely, entails significant risks that are not associated with similar investments in a fixed rate or conventional floating rate note, and investors in certain indexed notes may lose their entire investment.

        These risks include the possibility that an index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a fixed or conventional floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date. Depending on the terms of an indexed note, investors may not receive any periodic interest payments or receive only very low payments on an indexed note. These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

        Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of certain indices have been highly volatile, and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

        The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices, including the complexity and volatility of the index or indices, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.

        In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. Prospective investors should not purchase such notes unless they understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

        Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

Changes in Our Credit Ratings May Affect the Value of the Notes

        Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes. In addition, any reduction in our credit ratings could increase the cost of our funding from, and restrict our access to, the capital markets and have a material adverse effect on our results of operations and financial condition.

The Notes May Have Limited or No Liquidity

        There is currently no secondary market for the notes, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your notes when you want to or at a price that you wish to receive for your notes. The notes are not, and will not be, listed on any securities exchange.

Redemption May Adversely Affect Your Return on the Notes

        If your notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, we may be required to redeem your notes also at times when prevailing interest rates are relatively low. As a result, depending on market conditions at the time of a redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective rate as high as your notes being redeemed.

Floating Rate Notes Bear Additional Risks

        If your notes bear interest at a floating rate, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results.

THE COMPANY

        We were incorporated in Delaware in 1962 and were acquired by American Express Company in December 1965. On January 1, 1983, we became a wholly owned subsidiary of American Express Travel Related Services Company, Inc., to which we refer as TRS, which is a wholly owned subsidiary of American Express Company. Both American Express Company and TRS are bank holding companies.

        We are engaged in the business of financing non-interest earning Card Member receivables arising from the use of the American Express® Green Card, the American Express® Gold Card, Platinum Card®, Corporate Card and other American Express cards issued in the United States, and in certain countries outside the United States. We also finance certain interest-earning revolving loans generated by Card Member spending on American Express credit cards issued in non-U.S. markets, although interest-earning and revolving loans are primarily funded by other subsidiaries of TRS. In this prospectus we refer collectively to American Express charge cards and American Express credit cards as the Card.

American Express Company Card Business

        American Express Company is a global services company that provides customers with access to products, insights and experiences that enrich lives and build business success. American Express Company's principal products and services are charge and credit payment card products and travel-related services offered to consumers and businesses around the world.

        American Express Company's products and services are sold globally to diverse customer groups, including consumers, small businesses, mid-sized companies and large corporations. As a merchant processor, TRS accepts and processes from each participating establishment the charges arising from Card Member purchases. TRS charges a fee, the "merchant discount," to the merchant that reflects the value that is delivered to the merchant and the investments made in providing that value. Value is delivered to the merchant in a variety of ways, including through higher spending Card Members relative to users of cards issued on competing card networks, product and network features and functionality, marketing expertise and programs, information services, fraud prevention services, dedicated client management group and other investments that enhance the value propositions associated with acceptance of the card. When establishing the merchant discount rate, consideration is also given to a number of other factors, such as industry-specific requirements, estimated charge volume and payment terms.

        The charge card, which is marketed in the United States and many other countries and generally carries no preset spending limit, is primarily designed as a method of payment and not as a means of financing purchases of goods or services. Charges are approved based on a variety of factors, including a Card Member's current spending patterns, payment history, credit record and financial resources. Charge cards generally require payment by the Card Member of the full amount billed each month. Charge card accounts that are past due are subject, in most cases, to a delinquency fee assessment and, if not brought to current status, may be cancelled. The no preset spending limit and pay-in-full nature of these products attract high-spending Card Members. In addition to charge cards, TRS and its subsidiaries and licensees also offer a variety of revolving credit cards marketed in the United States and other countries. These cards have a range of payment terms, interest rate and fee structures.

        American Express Company's card businesses are subject to extensive regulation. In the United States, the business is subject to a number of federal laws and regulations relating to the offering of credit and charge cards, disclosures to cardholders, billing and debt collection.

        In the United States, American Express Company's marketing and sale of consumer financial products and its compliance with certain federal consumer financial laws, including the Consumer Financial Protection Act and the Truth in Lending Act are supervised and examined by the Consumer Financial Protection Bureau (the "CFPB"). The CFPB has broad rulemaking and enforcement authority over providers of credit, savings and payment services and products and authority to prevent "unfair, deceptive or abusive" acts or practices. The CFPB has the authority to write regulations under federal consumer financial protection laws and to enforce those laws against and examine for compliance large financial institutions like the American Express Company and TRS. It is also authorized to collect fines and require consumer restitution in the event of violations, engage in consumer financial education, track consumer complaints, request data and promote the availability of financial services to underserved consumers and communities. In addition, a number of U.S. states have significant consumer credit protection and disclosure laws (in certain cases more stringent than U.S. federal laws). U.S. federal law also regulates abusive debt collection practices. Bankruptcy and debtor relief laws can affect our ability to collect amounts owed to us.

General Nature of Our Business

        We engage in the business of financing the Card Member receivables and loans of our affiliates. The use of a centralized funding source for assets originated by affiliated entities is utilized by other large corporations like American Express Company, providing operational efficiency in the form of a single point of issuance to investors in the capital markets. Because our business operations have the limited scope of providing funding to our card-issuing affiliates, our results remain separate from other sources of volatility and risk inherent in the businesses of American Express Company and our other affiliates, making credit evaluations by investors and rating agencies less complex. Our separation from American Express Company and our other affiliates also allows American Express Company to provide us with financial support with respect to maintenance of our minimum overall 1.25 fixed charge coverage ratio, which is achieved by charging appropriate discount rates on the purchases of receivables we make from, and the interest rates on the loans we provide to, TRS and other American Express Company affiliates. Each monthly period, the discount and interest rates are determined to generate income for us that is sufficient to maintain our minimum fixed charge coverage ratio.

        Our agreements for the purchase and sale of card receivables (receivables agreements) with our affiliates provide that the parties intend the transactions thereunder be conducted on an arm's length basis and that, for example, the price at which receivables are sold to us or our subsidiaries be at fair market value (including consideration of changes in interest rates or significant changes in collectability). We consider our expenses, such as interest costs, expected credit losses and any applicable service fees, in the calculation of the discount rate at which we offer to purchase receivables as well as the margin we require to maintain our required minimum fixed charge coverage ratio of 1.25. As a result, our level of profitability relative to our assets should not be materially negatively impacted by an increase in either the provisions for losses or the cost of funds. For additional discussion on the fixed charge coverage ratio, refer to our most recent Annual Report on Form 10-K.

        We fund, either directly or indirectly through our consolidated subsidiaries, Card Member receivables and loans primarily in one or more of the following ways:

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  purchases, without recourse, of Card Member receivables and loans directly from issuers of Cards;

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  purchases of participation interests from TRS' securitization;

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  unsecured loans provided to affiliates, primarily American Express Company banking subsidiaries; and

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  loans provided to affiliates that are collateralized by the underlying Card Member receivables and loans transferred with recourse.

        Where we purchase Card Member receivables and loans without recourse, amounts resulting from unauthorized charges (for example, those made with a lost or stolen card) are excluded from the definition of receivables and loans under the receivables agreements and are not eligible for purchase by us. If the unauthorized nature of the charge is discovered after we purchase the receivables, the Card issuer repurchases the charge from us.

        We generally purchase non-interest-earning Card Member receivables at face amount less a specified discount, which is determined at the time of purchase based upon the nature of the receivables. The discount rate applicable to purchases of new receivables is negotiated to reflect changes in interest rates and the collectability of the receivables.

        Card Member loans are primarily funded by subsidiaries of TRS other than us, although we purchase certain Card Member loans. These Card Member loans consist of certain interest-earning revolving loans generated by Card Member spending on American Express Company credit cards issued in non-U.S. markets.

        As part of our receivables and loans funding activities, we regularly review funding sources and strategies in international markets. We fund Card Member receivables and Card Member loans in Canada primarily through loans to Amex Bank of Canada, the card issuer and a wholly owned subsidiary of TRS. In the United Kingdom, we fund Card Member receivables and Card Member loans principally through transfers of receivables with recourse from the card issuer, which is a wholly owned subsidiary of TRS. In Australia, we fund Card Member loans through transfers of receivables with recourse from the card issuer, which is a wholly owned subsidiary of TRS. In Mexico, we fund Card Member receivables by acquiring such receivables with recourse from American Express Company (Mexico) and fund Card Member loans through loans to American Express Bank (Mexico), both of which are wholly owned subsidiaries of TRS. We record additional loans to affiliates as a result of these local funding strategies.

        TRS and its subsidiaries, as our agents, originate the Card Member receivables and loans and establish credit standards for Card Members on our behalf. In addition, TRS and its subsidiaries perform accounting, clerical and other services necessary to bill and collect all Card Member receivables and loans that we own. The receivables agreements provide that, without prior written notice to us, the credit standards used to determine whether or not a Card is to be issued to an applicant may not be materially reduced and the policy as to the cancellation of Cards for credit reasons may not be materially liberalized.

        The indenture under which the securities described in this prospectus are to be issued states that we will not engage in any transaction with American Express Company or its affiliates unless the transaction is on a basis not materially less favorable to us than would be the case if we had effected such a transaction with a non-related party.

        American Express Company, as the parent of TRS, has agreed with us that it will take all necessary steps to assure performance of certain TRS obligations under the receivables agreements between TRS and us. The receivables agreements may be terminated at any time by either the Card issuer or us, generally with little or no notice. Our obligations are not guaranteed under the receivables agreements or otherwise by American Express Company or the Card issuers.

        Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

 USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement or pricing supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to our general funds, which we will use for financing our operations, including the purchase of receivables, the repayment of senior debt and/or subordinated debt incurred primarily to finance the purchase of receivables and for investment in short-term and medium-term financial assets.

        We expect to incur additional debt in the future to carry on our business. The nature and amount of our short-term, medium-term and long-term debt and the proportionate amount of each can be expected to fluctuate as a result of market conditions and other factors.

 DESCRIPTION OF DEBT SECURITIES

        We will issue the notes under an indenture, dated as of June 9, 2006, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The indenture permits us to appoint a different trustee for each series of debt securities. If there is at any time more than one trustee under the indenture, the term trustee means each trustee and will apply to each trustee only with respect to those series of debt securities for which it is serving as trustee. When we refer to the indenture in this prospectus, we mean the indenture as it has been supplemented.

        This prospectus briefly outlines the provisions of the indenture. The indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

        In this prospectus and any accompanying prospectus supplement or an applicable pricing supplement, unless otherwise specified or the context otherwise requires, references to "dollars," "$" and "U.S.$" are to United States dollars.

Issuances in Series

        We may issue the debt securities from time to time in one or more series with the same or different terms. We may not issue all debt securities of the same series at the same time. All debt securities of the same series need not bear interest at the same rate or mature on the same date. We will offer the debt securities to the public on terms determined by market conditions at the time of sale.

        The indenture does not limit the amount of debt we may issue. We may sell the debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. See "Taxation" below. The debt securities covered by this prospectus will be our direct unsecured obligations and will not be secured by any of our property or assets. The debt securities will be senior debt securities that rank on an equal basis with all our other senior unsecured and unsubordinated debt.

        Unless otherwise specified for debt securities denominated in a currency other than U.S. dollars or as otherwise specified in an accompanying prospectus supplement or an applicable pricing supplement, we will issue debt securities only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The debt securities will be denominated in U.S. dollars and payments of principal of and premium, if any, and interest on the debt securities will be made in U.S. dollars unless we provide otherwise in an accompanying prospectus supplement or an applicable pricing supplement. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in an accompanying prospectus supplement or an applicable pricing supplement.

        The prospectus supplement or a pricing supplement, if any, relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):

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  the designation, aggregate principal amount and authorized denominations of the debt securities;

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  the percentage of the principal amount at which we will sell the debt securities and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes;

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  the maturity date or the method for determining the maturity date;

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  the terms for exchange, if any, of the debt securities;

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  the interest rate or rates, if any, or the method for computing such rate or rates;

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  the interest payment dates or the method for determining such dates;

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  if other than U.S. dollars, the currency or currencies in which debt securities may be denominated and purchased and the currency or currencies (including composite currencies) in which principal, premium, if any, and any interest may be payable;

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  if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

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  if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

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  if other than cash, the type and amount of securities or other property, or the method by which such amount shall be determined, in which principal, premium, if any, and any interest may be payable at the election of us or the purchaser;

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  any mandatory or optional sinking fund, redemption or other similar terms;

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  any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

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  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

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  information describing any book-entry features;

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  if a trustee other than The Bank of New York Mellon is named for the debt securities, the name of such trustee;

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  any material federal income tax consequences;

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  any material provisions of the indenture that do not apply to the debt securities; and

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  any other specific terms of the debt securities.

  Interest and Interest Rates

        Each debt security will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for at the annual rate, or at a rate determined according to an interest rate formula, stated in the debt security and in an accompanying prospectus supplement or an applicable pricing supplement, until the principal of the debt security is paid or made available for payment. We will pay interest, if any, on each interest payment date and at maturity or upon redemption or repayment, if any. Interest payment date means the date on which payments of interest on a debt security (other than payments on maturity) are to be made. Maturity means the date on which the principal of a debt security becomes due and payable, whether at the stated maturity or by declaration of acceleration or otherwise. Stated maturity means the date specified in a debt security as the date on which principal of the debt security is due and payable. Any debt security that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

        We will pay interest to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the applicable interest payment date. Regular record date means the date on which a debt security must be held in order for the holder to receive an interest payment on the next interest payment date. However, we will pay interest at maturity or upon redemption or repayment to the person to whom we pay the principal. The first payment of interest on any debt security originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next regular record date.

        The interest payment dates for fixed rate debt securities shall be as indicated in an accompanying prospectus supplement or an applicable pricing supplement, and unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement, each regular record date for a fixed rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date. The interest payment dates for floating rate debt securities shall be as indicated in an accompanying prospectus supplement or an applicable pricing supplement, and unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement, each regular record date for a floating rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date.

        Each debt security will bear interest either at a fixed rate or a floating rate determined by reference to an interest rate formula that may be adjusted by a spread or spread multiplier, if any. Spread means the number of basis points, if any, to be added or subtracted to the Commercial Paper Rate, the Federal Funds Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security, which amount will be set forth in such debt security and the related accompanying prospectus supplement or an applicable pricing supplement. Spread multiplier means the percentage by which the Commercial Paper Rate, the Federal Funds Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security is to be multiplied, which amount will be set forth in such debt security and the related accompanying prospectus supplement or an applicable pricing supplement. Any floating rate debt security may also have either or both of the following: (1) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period; and (2) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.

        The accompanying prospectus supplement or an applicable pricing supplement will designate one of the following interest rate bases as applicable to each debt security:

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  a fixed rate per year, in which case the debt security will be a fixed rate debt security;

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  the Commercial Paper Rate, in which case the debt security will be a Commercial Paper Rate debt security;

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  the Federal Funds Rate, in which case the debt security will be a Federal Funds Rate debt security;

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  LIBOR, in which case the debt security will be a LIBOR debt security;

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  EURIBOR, in which case the debt security will be a EURIBOR debt security;

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  the Prime Rate, in which case the debt security will be a Prime Rate debt security;

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  the Treasury Rate, in which case the debt security will be a Treasury Rate debt security; or

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  such other interest rate formula as is set forth in an accompanying prospectus supplement or an applicable pricing supplement.

        We will specify in the accompanying prospectus supplement or an applicable pricing supplement for each floating rate debt security the applicable index maturity for the debt security. Index maturity means the period of time designated by us as the representative maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated as set forth in a floating rate debt security bearing interest at one of those rates and in the accompanying prospectus supplement or the applicable pricing supplement.

  Fixed Rate Debt Securities

        Each fixed rate debt security will bear interest from its date of issue at the annual rate stated on the debt security. Interest on each fixed rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement or an applicable pricing supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption. Unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement, interest on fixed rate debt securities will be computed and paid on the basis of a 360-day year of twelve 30-day months.

  Floating Rate Debt Securities

        The interest rate on each floating rate debt security will be equal to either (1) the interest rate calculated by reference to the specified interest rate formula (as specified in an accompanying prospectus supplement or an applicable pricing supplement) plus or minus the spread, if any, or (2) the interest rate calculated by reference to the specified interest rate formula multiplied by the spread multiplier, if any. We will specify in an accompanying prospectus supplement or an applicable pricing supplement the interest rate basis and the spread or spread multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each floating rate debt security. In addition, such accompanying prospectus supplement or applicable pricing supplement may contain particulars as to the calculation agent, calculation dates, index maturity, initial interest rate, interest determination dates, interest payment dates, regular record dates and interest reset dates with respect to such debt security.

        Interest on each floating rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement or an applicable pricing supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption.

        If any interest payment date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest payment date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such day falls in the next calendar month, the interest payment date shall be the immediately preceding day that is a business day. If the maturity date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

        As used in this prospectus, and unless otherwise specified in the applicable pricing supplement, "business day" means:

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  with respect to any payment, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City are authorized or required by law or executive order to close;

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  when used for any other purpose, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City, or in the city in which the corporate trust office of the trustee is located, are authorized or required by law or executive order to close;

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  for debt securities, the interest rate of which is based on LIBOR only, such day shall also be a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London business day");

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  for debt securities, the interest rate of which is based on EURIBOR only, such day shall be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer, or TARGET, or any successor system, is open for business;

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  for debt securities having a specified currency other than U.S. dollars only, any day that, in the capital city of the country issuing the specified currency, except for Australian dollars or Canadian dollars, which will be based on the cities of Sydney or Toronto, respectively, is not a day on which banking institutions are authorized or obligated to close, or for euros, which will be any day which is not a day on which TARGET is closed; and

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  for debt securities that are either Commercial Paper Rate debt securities, Prime Rate debt securities, or Federal Funds Rate debt securities, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities.

        The rate of interest on each floating rate debt security will be reset on the "interest reset date" as specified in an accompanying prospectus supplement or an applicable pricing supplement.

        However, in each case the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate debt security will be the initial interest rate set forth in an accompanying prospectus supplement or an applicable pricing supplement. If any interest reset date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest reset date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such business day is in the next succeeding calendar month, the interest reset date shall be the immediately preceding business day.

        The interest rate applicable to each interest accrual period beginning on an interest reset date will be the rate determined on the calculation date, if any, by reference to the interest determination date. Calculation date means the date, if any, on which the calculation agent (as defined below) is to calculate an interest rate for a floating rate debt security.

        Unless otherwise specified in the accompanying prospectus supplement or applicable pricing supplement, the calculation date, where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be. Calculation agent means the agent we appoint to calculate interest rates on floating rate debt securities. The calculation agent will be The Bank of New York Mellon unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement.

        The interest determination date pertaining to an interest reset date will be:

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  the second business day preceding such interest reset date for (1) a Commercial Paper Rate debt security, (2) a Federal Funds Rate debt security or (3) a Prime Rate debt security;

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  the second business day preceding such interest reset date for a LIBOR debt security or a EURIBOR debt security; or

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  the day of the week in which such interest reset date falls on which Treasury bills would normally be auctioned for a Treasury Rate debt security.

        Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the interest determination date for the Treasury Rate debt security pertaining to the interest reset date occurring in the next succeeding week. If an auction date shall fall on any interest reset date for a Treasury Rate debt security, then such interest reset date shall instead be the first business day immediately following such auction date. Unless otherwise specified in the accompanying prospectus supplement or applicable pricing supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the accompanying prospectus supplement or applicable pricing supplement.

        Unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement, the interest payable on each interest payment date or at maturity for floating rate debt securities will be the amount of interest accrued from and including the issue date or from and including the last interest payment date to which interest has been paid, as the case may be, to, but excluding, such interest payment date or the date of maturity, as the case may be.

        Accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a debt security by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point (e.g., 9.876544% and 9.876545% being rounded to 9.87654% and 9.87655%, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point) applicable to such date by 360, in the case of Commercial Paper Rate debt securities, Federal Funds Rate debt securities, LIBOR debt securities, EURIBOR debt securities and Prime Rate debt securities, or by the actual number of days in the year, in the case of Treasury Rate debt securities. All dollar amounts used in or resulting from calculations on floating rate debt securities will be rounded to the nearest cent with one half cent being rounded upward.

        The calculation agent will, upon the request of the holder of any floating rate debt security, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made on the most recent interest determination date with respect to such debt security. For purposes of calculating the rate of interest payable on floating rate debt securities, we will enter into an agreement with the calculation agent.

        In addition to any maximum interest rate that may be applicable to any floating rate debt security, the interest rate on the floating rate debt securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with few exceptions, is 25% per year (calculated on a simple interest basis). This limit only applies to obligations that are less than $2,500,000.

  Commercial Paper Rate Debt Securities

        A Commercial Paper Rate debt security will bear interest at an interest rate calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any, we specify in the Commercial Paper Rate debt security and in an accompanying prospectus supplement or an applicable pricing supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, Commercial Paper Rate for any interest determination date will be the money market yield (calculated as described below) of the rate on that date for commercial paper having the index maturity designated in an accompanying prospectus supplement or an applicable pricing supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System, to which we refer as "H.15(519)," under the heading "Commercial Paper—Nonfinancial."

        The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

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  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the applicable calculation date, then the Commercial Paper Rate shall be the money market yield of the rate on such date for commercial paper having the index maturity designated in an accompanying prospectus supplement or an applicable pricing supplement as published in the daily update of H.15(519), available through the worldwide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication, to which we refer as "H.15 Daily Update," under the heading "Commercial Paper—Nonfinancial" (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively).

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  If by 3:00 p.m., New York City time, on such calculation date such rate is not yet published in H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for such interest determination date shall be calculated by the calculation agent and shall be the money market yield of the arithmetic mean (each as rounded to the nearest one hundred-thousandth of a percentage point) of the offered rates of three leading dealers of commercial paper in New York City selected by the calculation agent, after consultation with us, as of 11:00 a.m., New York City time, on such date, for commercial paper having the index maturity designated in an accompanying prospectus supplement or an applicable pricing supplement placed for a non-financial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency.

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  If the dealers selected by the calculation agent are not quoting as mentioned in the previous sentence, the Commercial Paper Rate with respect to such interest determination date will be the same as the Commercial Paper Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Money market yield will be a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 – (D × M)	× 100

where "D" refers to the annual rate for the commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Federal Funds Rate Debt Securities

        A Federal Funds Rate debt security will bear interest at an interest rate calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any, that we specify in the Federal Funds Rate debt security and in an accompanying prospectus supplement or an applicable pricing supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, Federal Funds Rate for any interest determination date will be the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as such rate is displayed on Reuters 3000 Xtra Service ("Reuters") (or any successor service) on page FEDFUNDS1 (or any page which may replace such page).

        The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

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  If that rate is not published by 3:00 p.m., New York City time, on the applicable calculation date, the Federal Funds Rate will be the rate on such interest determination date as published in H.15 Daily Update under the heading "Federal Funds (Effective)."

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  If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the applicable calculation date, then the Federal Funds Rate for such interest determination date will be calculated by the calculation agent and will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the rates as of 9:00 a.m., New York City time, on such date for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in New York City selected by the calculation agent, after consultation with us.

  •
  If the brokers selected by the calculation agent are not quoting as mentioned in the previous sentence, the

    Federal Funds Rate with respect to such interest determination date will be the same as the Federal Funds Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

  LIBOR Debt Securities

        A LIBOR debt security will bear interest at an interest rate calculated with reference to LIBOR and the spread or spread multiplier, if any, that we specify in the LIBOR debt security and in an accompanying prospectus supplement or an applicable pricing supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, LIBOR will be determined by the calculation agent in accordance with the following provisions in the order set forth below:

  •
  On each interest determination date, LIBOR will be determined on the basis of the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in an accompanying prospectus supplement or an applicable pricing supplement commencing on the second business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date. If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

  •
  With respect to an interest determination date relating to a LIBOR debt security to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by the calculation agent after consultation with us to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the accompanying prospectus supplement or applicable pricing supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is at least U.S.$1,000,000 or the approximate equivalent in such index currency that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the accompanying prospectus supplement or applicable pricing supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the accompanying prospectus supplement or applicable pricing supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is at least U.S.$1,000,000 or the approximate equivalent in such index currency that is representative for a single transaction in such market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by the calculation agent after consultation with us; provided, however, that if fewer than three reference banks so selected by the calculation agent are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Index currency" means the currency (including currency units and composite currencies) specified in the accompanying prospectus supplement or applicable pricing supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the accompanying prospectus supplement or applicable pricing supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on page LIBOR01 (or any other page specified in the accompanying prospectus supplement or applicable pricing supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

  EURIBOR Debt Securities

        Each EURIBOR debt security will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier as specified in the debt security and an accompanying prospectus supplement or an applicable pricing supplement.

        The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second business day prior to the interest reset date for each interest reset period.

        On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

        The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in an accompanying prospectus supplement or an applicable pricing supplement, commencing on the interest reset date, which appears on page EURIBOR01 on Reuters or any successor service as of 11:00 a.m., Brussels time, on that interest determination date.

        If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows:

  •
  The calculation agent for the EURIBOR debt security will select four major banks in the euro-zone interbank market after consultation with us.

  •
  The calculation agent will request that the principal euro-zone offices of those four selected banks provide their offered quotations to prime banks in the euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at that time.

  (1)
  If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of those quotations.

  (2)
  If less than two quotations are provided, the calculation agent will select three major banks in the euro-zone after consultation with us and follow the steps in the two bullet points below:

  •
  The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in the euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at that time.

  •
  If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, the rate of interest will be the initial interest rate.

        "Euro-zone" means the region comprised of the member states of the European Union that adopted the Euro as their single currency in accordance with the Treaty establishing the European Community, as amended.

  Prime Rate Debt Securities

        A Prime Rate debt security will bear interest at an interest rate calculated with reference to the Prime Rate and the spread or spread multiplier, if any, that we specify in the Prime Rate debt security and in an accompanying prospectus supplement or an applicable pricing supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, Prime Rate for any interest determination date will be the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If the rate is not published by 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on that interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "Bank Prime Loan."

  •
  If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters page USPRIME1 ("Reuters page USPRIME1") as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on Reuters page USPRIME1 on that interest determination date.

  •
  If fewer than four rates appear on Reuters page USPRIME1 for that interest determination date, the calculation agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by three major banks in New York City selected by the calculation agent, after consultation with us, from which quotations are requested.

  •
  If the banks so selected by the calculation agent are not quoting rates as described above, the Prime Rate with respect to that interest determination date will be the same as the Prime Rate for the immediately preceding interest reset period (or, if there was no preceding interest rate period, the rate of interest will be the initial interest rate).

  Treasury Rate Debt Securities

        A Treasury Rate debt security will bear interest at an interest rate calculated with reference to the Treasury Rate and the spread or spread multiplier, if any, that we specify in the Treasury Rate debt security and in an accompanying prospectus supplement or an applicable pricing supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, the Treasury Rate for any interest determination date will be the rate applicable to the auction held on such date of direct obligations of the United States ("Treasury bills") having the index maturity specified in the accompanying prospectus supplement or applicable pricing supplement as such rate appears opposite the caption "INVEST RATE" on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page) or page USAUCTION11 (or any other page as may replace such page).

        The following procedures will be followed if the Treasury Rate cannot be determined as above:

  •
  If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

  •
  In the event that the results of the auction of Treasury bills having the index maturity specified in an accompanying prospectus supplement or an applicable pricing supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such calculation date, or if no such auction is held on such interest determination date, then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury.

  •
  In the event that the auction rate of Treasury bills having the index maturity designated in the accompanying prospectus supplement or applicable pricing supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the accompanying prospectus supplement or applicable pricing supplement as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

  •
  In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers selected by the calculation agent after consultation with us for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the accompanying prospectus supplement or applicable pricing supplement.

  •
  If the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Bond Equivalent Yield means a yield (expressed as a percentage) calculated as follows:

Bond Equivalent Yield =	D × N 360 – (D × M)	× 100

where "D" refers to the applicable annual rate for the Treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Amortizing Debt Securities

        We may from time to time offer amortizing debt securities on which a portion or all of the principal amount is payable prior to stated maturity:

  •
  in accordance with a schedule;

  •
  by application of a formula; or

  •
  based on an index.

Further information concerning additional terms and conditions of any amortizing debt securities, including terms of repayment of such debt securities, will be set forth in the accompanying prospectus supplement or applicable pricing supplement.

  Indexed Debt Securities

        We may also issue indexed debt securities on which the principal amount payable at maturity, premium, if any, and/or interest payments are determined with reference to the price or prices of specified commodities (including baskets of commodities), securities (including baskets of securities), interest rate indices, interest rate or exchange rate swap indices, the exchange rate of one or more specified currencies (including baskets of currencies or a composite currency) relative to an indexed currency, or such other price or exchange rate or other financial or non-financial index or indices as we may specify in such indexed debt security and in the accompanying prospectus supplement or applicable pricing supplement for the indexed debt security. Holders of indexed debt securities may receive a principal amount at maturity that is greater than or less than the face amount of the indexed debt securities depending upon the relative value at maturity of the specified index. We will provide information on the method for determining the principal payable at maturity, premium, if any and/or interest payments in an accompanying prospectus supplement or an applicable pricing supplement for the indexed debt securities. Certain historical information, where applicable, with respect to the specified indexed item or items and tax considerations associated with an investment in indexed debt securities will also be provided in an accompanying prospectus supplement or an applicable pricing supplement.

        Notwithstanding anything to the contrary contained herein or in the accompanying prospectus or the applicable pricing supplement, for purposes of determining the rights of a holder of an indexed debt security in respect of voting for or against amendments to the indentures and modifications and the waiver of rights thereunder, the principal amount of such indexed debt security shall be deemed to be equal to the face amount thereof upon issuance. The amount of principal payable at maturity will be specified in an accompanying prospectus supplement or an applicable pricing supplement.

Original Issue Discount Debt Securities

        We may issue original issue discount debt securities at an issue price (as specified in the accompanying prospectus supplement or applicable pricing supplement) that is less than 100% of the principal amount of such debt securities (i.e., par). Original issue discount debt securities may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount debt security and par is referred to herein as the "discount." In the event of redemption, repayment or acceleration of maturity of an original issue discount debt security, the amount payable to the holder of an original issue discount debt security will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount debt security (if applicable), multiplied by the initial redemption percentage specified in the accompanying prospectus supplement or applicable pricing supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount debt security accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the accompanying prospectus supplement or applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount debt security, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount debt security (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount debt security and an assumption that the maturity of such original issue discount debt security will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount debt security is shorter than the compounding period for such original issue discount debt security, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code.

        Certain original issue discount debt securities may not be treated as having original issue discount for federal income tax purposes. We refer you to "Taxation."

Payment

        Unless otherwise specified in an accompanying prospectus supplement or an applicable pricing supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.

        If the principal of or premium, if any, and interest, if any, on any series of debt securities is payable in foreign currencies or if debt securities are sold for foreign currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities will be described in an accompanying prospectus supplement or an applicable pricing supplement.

Redemption and Repayment

        Unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement or an applicable pricing supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount to be redeemed or at such other price or prices set forth in such prospectus supplement or pricing supplement. We will pay interest accrued on a redeemed debt security to the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days prior to the date of redemption. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in the accompanying prospectus supplement or an applicable pricing supplement.

Covenants Relating to Us

        The covenants in the indenture include the following:

        Transactions With Affiliates.    Neither we nor any of our subsidiaries will engage in any transaction with any of our affiliates unless the transaction is on a basis not materially less favorable to us or our subsidiary than would be the case if we had effected the transaction with a non-related third party. See Section 12.08. Our affiliates are defined as any corporation controlling, controlled by or under common control with us. See Section 1.01. "Our subsidiaries" means any corporation of which we own or control, directly or indirectly, more than 50% of each class of its voting stock. See Section 1.01.

        Maintenance of Net Worth.    The indenture requires that we shall at all times maintain a net worth of at least $50,000,000. See Section 12.09. Net worth is defined in the indenture to include, at any date, the aggregate stated value of all classes of our capital stock plus the aggregate amount of the consolidated surplus, whether capital, earned or other, of us and our consolidated subsidiaries, calculated in accordance with generally accepted accounting principles, to which we refer as GAAP. See Section 1.01.

        Restrictions as to Liens.    Neither we nor any of our subsidiaries will create, assume or allow to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon our or their properties or assets, whether now owned or hereafter acquired, or acquire or agree to acquire property or assets under any conditional sale agreement or other title retention agreement. However, we may incur or allow to exist on our and our subsidiaries' property the following types of liens:

  •
  liens for taxes and governmental charges not yet due or being contested in good faith;

  •
  liens incidental to the conduct of our business not incurred in connection with the issuance or assumption of debt;

  •
  liens on our deposits or on a subsidiary's deposits with banks, in accordance with customary and established banking practice, in connection with our providing financial accommodations to any person in the ordinary course of business;

  •
  liens securing obligations of a subsidiary to us or to another subsidiary;

  •
  certain liens on after acquired tangible property and purchase money liens; and

  •
  extensions, renewals or replacements of any of such liens.

See Section 12.10.

        However, we and any subsidiary may create, assume or suffer to exist a lien or charge upon any of our assets in connection with the issuance or assumption of secured debt that would otherwise be subject to the above restrictions, provided that the aggregate amount of all such secured debt does not exceed 10% of our borrowing base. See Section 12.10. Borrowing base means the sum of (i) the outstanding debt owed by us to American Express Company or a subsidiary of American Express Company that has been subordinated to the debt securities plus (ii) net worth as defined above. See Section 1.01. Debt is defined as all obligations that in accordance with GAAP would be included in determining total liabilities on the liabilities side of our balance sheet and all obligations guaranteeing debt of any third person. See Section 1.01.

        Ownership of our Capital Stock.    American Express Company will at all times own, directly or indirectly, 100% of our common stock and shares representing not less than 80% of the total combined voting power of all shares issued by us having ordinary voting rights. See Section 12.11.

        Release from Covenants.    Except as otherwise set forth in an accompanying prospectus supplement or an applicable pricing supplement relating to any series of the debt securities, the covenants described above will cease to be binding on us from and after the ninety-first day following our deposit with the trustee, in trust, of sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such debt securities, provided that (x) we have made such a deposit, in trust, of sufficient cash and/or government securities; (y) we have paid all other sums payable under the indenture in connection with such series of the debt securities, including all amounts due to the trustee; and (z) we have delivered to the trustee an officer's certificate and an opinion of counsel each stating that all conditions precedent to such release have been met. See Section 12.15.

Modification of the Indenture

        We may make modifications and amendments of the indenture with respect to one or more series of debt securities by supplemental indenture without the consent of the holders of those debt securities in the following instances:

  •
  to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the indenture;

  •
  to add to or modify our covenants or events of default for the benefit of the holders of the debt securities;

  •
  to establish the form or terms of the debt securities of any series;

  •
  to cure any ambiguity or make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the holders in any material respect;

  •
  to modify, eliminate or add to the provisions of the indenture as necessary to qualify it under any applicable federal law;

  •
  to name, by supplemental indenture, a trustee other than The Bank of New York Mellon for a series of debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee;

  •
  to add to or modify the provisions of the indenture to provide for the denomination of debt securities in foreign currencies;

  •
  to supplement any provisions of the indenture as is necessary to permit or facilitate the defeasance and discharge of any debt securities as described in this prospectus;

  •
  to prohibit the authentication and delivery of additional series of debt securities;

  •
  to modify the provisions of the indenture in accordance with amendments to the Trust Indenture Act provided that such modifications do not materially affect the interests of security holders; or

  •
  to modify the provisions of the indenture provided that such modifications do not apply to any outstanding security.

        Any other modifications or amendments of the indenture by way of supplemental indenture require the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  modify the terms of payment of principal, premium or interest;

  •
  reduce the percentage of holders of debt securities necessary to modify or amend the indenture or waive our compliance with any restrictive covenant;

  •
  modify the provisions governing supplemental indentures with consent of holders or waiver of past defaults except to increase the percentage of consents required to provide that certain other provisions cannot be varied without unanimous consent; or

  •
  subordinate the indebtedness evidenced by the debt securities to any of our other indebtedness.

See Sections 11.01 and 11.02.

Events of Default, Notice and Waiver

        The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.

        Unless otherwise stated in the accompanying prospectus supplement or an applicable pricing supplement, an event of default with respect to any series of debt securities will be:

  •
  default in the payment of the principal of, or premium, if any, on any debt security of that series when it is due and payable;

  •
  default in making a sinking fund payment or analogous obligation, if any, when due and payable;

  •
  default for 30 days in the payment of an installment of interest, if any, on any debt security of that series;

  •
  failure of American Express Company, directly or indirectly, to own 100% of our common stock and to own shares representing at least 80% of the total combined voting power of all of our issued shares having ordinary voting rights;

  •
  default for 60 days after written notice to us in the performance of any other covenant in respect of the debt securities of that series;

  •
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property;

  •
  an event of default with respect to any other series of debt securities outstanding under the indenture or as defined in any other indenture or instrument under which we have outstanding any indebtedness for borrowed money, as a result of which indebtedness of us of at least $50,000,000 principal amount shall have been accelerated and that acceleration shall not have been annulled within 15 days after written notice thereof; and

  •
  and any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or the supplemental indenture under which that series of debt securities is issued.

See Section 7.01.

        An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of the holders of that series. See Section 8.02.

        If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of 25% in aggregate principal amount of the debt securities of that series may declare the principal, or in the case of discounted debt securities, such portion thereof as may be described in an accompanying prospectus supplement or an applicable pricing supplement, of all the debt securities of that series to be due and payable immediately. See Section 7.02.

        The indenture contains a provision entitling the trustee to be indemnified to its reasonable satisfaction by the holders before exercising any right or power under the indenture at the request of any of the holders. See Section 8.03. The indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of that series. See Section 7.12. The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at stated maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof. See Sections 7.07 and 7.08.

        The holders of not less than a majority in principal amount of the outstanding debt securities of any series under the indenture may on behalf of the holders of all the debt securities of that series waive any past defaults, except a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series and a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each debt security affected. See Section 7.13.

        We are required by the indenture to furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture. See Sections 9.04 and 12.06.

Defeasance of the Indenture and Debt Securities

        The indenture permits us to be discharged from our obligations under the indenture and with respect to a particular series of debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. See Section 6.02.

        Unless an accompanying prospectus supplement or an applicable pricing supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such series of debt securities, then from and after the ninety-first day following such deposit:

  •
  we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any such series; and

  •
  our obligations under the indenture with respect to the debt securities of that series will cease to be in effect, except for certain obligations to register the transfer or exchange of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust.

        The indenture also provides that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the debt securities subject to defeasance will not recognize gain or loss on those debt securities for federal income tax purposes solely as a result of the defeasance and that the holders of those debt securities will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred. See Section 6.02.

        Following the defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.

Governing Law

        The laws of the State of New York will govern the indenture and the debt securities. See Section 1.13.

Concerning the Trustee

        The Bank of New York Mellon, the trustee under the indenture, provides corporate trust services to us. In addition, affiliates of the trustee provide investment banking, bank and corporate trust services and extend credit to our affiliate, American Express Company, and many of its subsidiaries. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.

Global Securities and Global Clearance and Settlement Procedures

        We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in the prospectus supplement or an applicable pricing supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        Unless stated otherwise in an accompanying prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear

System, which we refer to as Euroclear, (outside of the United States) if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

        We have been advised by DTC, Clearstream, Luxembourg and Euroclear, respectively, as follows:

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  As to DTC:  DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

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  As to Clearstream, Luxembourg:  Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

    As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

    Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

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  As to Euroclear:  Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

    Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

    The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

    The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

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    transfers of securities and cash within Euroclear;

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    withdrawal of securities and cash from Euroclear; and

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    receipt of payments with respect to securities in Euroclear.

    All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

    Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

        Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:

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  the depositary notifies us that it is unwilling or unable to continue as depositary for such global certificates or the depositary ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

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  we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates; or

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  there shall have occurred and be continuing an Event of Default with respect to the securities of such series.

        If any of the events described in the preceding paragraph occur, we will issue definitive securities in certificated form in an amount equal to a holder's beneficial interest in the securities. Definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

        In the event that definitive securities are issued:

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  holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan;

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  holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of The Bank of New York Mellon. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

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  any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

        You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities. We may issue warrants independently or together with any debt securities offered by any prospectus supplement or applicable pricing supplement. The warrants may be attached to or separate from such debt securities. Warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing the warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain provisions of the form of warrant agreement and the warrants does not purport to be complete and further terms will be described in an accompanying prospectus supplement or an applicable pricing supplement.

        The accompanying prospectus supplement or an applicable pricing supplement that accompanies this prospectus will describe the following terms and other information with respect to the warrants that may be offered:

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  the offering price;

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  the currency or currencies for which warrants may be purchased;

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  the designation, aggregate principal amount, currency or currencies and terms of the debt securities purchasable upon exercise of the warrants;

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  if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;

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  if applicable, the date on and after which the warrants and the related debt securities will be separately transferable;

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  the principal amount of debt securities purchasable upon exercise of one warrant and the price and currency or currencies at which that principal amount of debt securities may be purchased upon exercise;

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  the date on which the right to exercise the warrants shall commence and the date on which that right expires;

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  a discussion of certain federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities purchasable upon exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise or to enforce covenants in the indenture.

 ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended, to which we refer as ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

        Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended, to which we refer as the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan's investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S., federal, state or local law ("similar law"). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

        We, directly or through our affiliates, may be considered a "party in interest" or a "disqualified person" to a large number of plans. A purchase of offered securities by any such plan would be likely to result in a prohibited transaction between us and the plan.

        Accordingly, unless otherwise provided in the related prospectus supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing "plan assets" of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions, to which we refer as PTCE, issued by the United States Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

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  PTCE 96-23 for transactions determined by in-house asset managers;

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  PTCE 95-60 for transactions involving insurance company general accounts;

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  PTCE 91-38 for transactions involving bank collective investment funds;

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  PTCE 90-1 for transactions involving insurance company separate accounts; or

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  PTCE 84-14 for transactions determined by independent qualified professional asset managers.

        In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more than "adequate consideration" in connection with the transaction, which we refer to as the service provider exemption.

        Unless otherwise provided in the related prospectus supplement or applicable pricing supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

          (a)   it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing securities or interest therein on behalf of, or with "plan assets" of, any such plan;

          (b)   its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempt by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption; or

          (c)   it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited under any similar law.

        Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the exemptions listed above.

        Please consult the accompanying prospectus supplement or an applicable pricing supplement for further information with respect to a particular offering of securities.

 TAXATION

Certain U.S. Federal Income Tax Consequences

        The following is a summary of certain United States federal income tax considerations that may be relevant to persons considering the purchase of the debt securities covered by this prospectus. For a discussion of certain United States federal income tax considerations that may be relevant to persons considering the purchase of amortizing debt securities or indexed debt securities (described above), please refer to the accompanying prospectus supplement or applicable pricing supplement. Persons considering the purchase of warrants should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition thereof.

        This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or persons that have a "functional currency" other than the U.S. dollar. Further, this summary does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder in light of such holder's particular circumstances. Prospective purchasers of debt securities should review the accompanying prospectus supplements or applicable pricing supplements for summaries of special United States federal income tax considerations that may be relevant to a particular issue of debt securities, including any floating rate debt securities or foreign currency debt securities (defined below).

        As used herein, the term "United States Holder" means a beneficial owner of a debt security that is (i) a citizen or resident of the United States; (ii) a corporation (or an entity taxable as a corporation for United States federal income tax purposes), that was established under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust whose world-wide income is subject to United States federal income tax. If a partnership holds debt securities, the tax treatment of partners will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding debt securities should accordingly consult their own tax advisors. As used herein, the term "Non-United States Holder" means a beneficial owner of a debt security that is not a United States Holder and is not a partnership.

Tax Consequences to United States Holders

        Payments of Interest.    Payments of qualified stated interest (as defined below under "—Original Issue Discount") on a debt security will be taxable to a United States Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States Holder's method of tax accounting).

        Unless otherwise specified in an applicable debt security, debt securities will be denominated in U.S. dollars and payments of principal of, and interest on, debt securities will be made in U.S. dollars. Debt securities may be denominated in a currency other than U.S. dollars, which we refer to as foreign currency debt securities. If such payments of interest are made with respect to a foreign currency debt security, the amount of interest income realized by a United States Holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States Holder that uses the accrual method of accounting for tax purposes will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the United States Holder's taxable year) or, at the accrual-basis United States Holder's election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A United States Holder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service, or IRS. A United States Holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a foreign currency debt security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

        Purchase, Sale, Exchange and Retirement of Debt Securities.    A United States Holder's tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as defined below) made on such debt security.

        In the case of a foreign currency debt security, the cost of such debt security to a United States Holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder (and, if it so elects, an accrual-basis United States Holder) will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States Holder's tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a specified currency will be determined in the manner described under "—Original Issue Discount" and "—Premium and Market Discount" below. The conversion of U.S. dollars to a specified currency and the immediate use of the specified currency to purchase a foreign currency debt security generally will not result in taxable gain or loss for a United States Holder.

        Upon the sale, exchange or retirement of a debt security, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the United States Holder's tax basis in such debt security. If a United States Holder receives a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder and, if it so elects, an accrual-basis United States Holder will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to accrual-basis United States Holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

        Except as discussed below with respect to market discount, short-term debt securities (as defined below) and foreign currency gain or loss, gain or loss recognized by a United States Holder generally will be long-term capital gain or loss if the United States Holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual United States Holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

        Gain or loss recognized by a United States Holder on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

        Original Issue Discount.    United States Holders of debt securities with original issue discount, or OID, generally will be subject to the special tax accounting rules for obligations issued with OID provided by the Code and certain regulations promulgated thereunder, which we refer to as the OID Regulations. Debt securities issued with OID will be referred to as original issue discount debt securities. Notice will be given in the accompanying prospectus supplement or an applicable pricing supplement when we determine that a particular debt security is an original issue discount debt security. United States Holders of such original issue discount debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

        A debt security will generally be considered to be issued with OID if its stated redemption price at maturity (as defined below) exceeds its issue price (as defined below) by more than a de minimis amount (generally, 0.25% of such stated redemption price multiplied by the number of complete years to maturity). The "stated redemption price at maturity" of a debt security is generally the sum of all payments to be made on the debt security other than payments of qualified stated interest (as defined below). "Qualified stated interest" is generally stated interest that is unconditionally payable in cash or in property (other than our debt instruments) at least annually during the entire term of a debt security at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The "issue price" of each debt security in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to underwriters, placement agents or wholesalers).

        In general, each United States Holder of an original issue discount debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the debt security for all days during the taxable year that the United States Holder owns the debt security. The daily portions of OID on an original issue discount debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an original issue discount debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial United States Holder, the amount of OID on an original issue discount debt security allocable to each accrual period is determined by (a) multiplying the adjusted issue price (as defined below) of the original issue discount debt security at the beginning of the accrual period by the yield to maturity (as defined below) of such original issue discount debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The "yield to maturity" of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The "adjusted issue price" of an original issue discount debt security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. As a result of this "constant-yield" method of including OID in income, the amounts includible in income by a United States Holder in respect of an original issue discount debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

        In the case of an original issue discount debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will generally be determined for these purposes as though the original issue discount debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to the interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index). Persons considering the purchase of floating rate debt securities should carefully examine the accompanying prospectus supplement or an applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

        A United States Holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such United States Holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the United States Holder, the United States Holder making such election will also be deemed to have made the election (discussed below under "—Premium and Market Discount") to amortize premium or to accrue market discount in income currently on a constant-yield basis.

        In the case of an original issue discount debt security that is also a foreign currency debt security, a United States Holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above, and (b) translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a United States Holder's taxable year) or, at the United States Holder's election (as described above under "—Payments of Interest"), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, a United States Holder of an original issue discount debt security that is also a foreign currency debt security may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar original issue discount debt security denominated in U.S. dollars. All payments on an original issue discount debt security (other than payments of qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent thereof), with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount debt security), a United States Holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount debt security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        A subsequent United States Holder of an original issue discount debt security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial United States Holder that purchases an original issue discount debt security at a price other than the debt security's issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the United States Holder acquires the original issue discount debt security at a price greater than its adjusted issue price, such holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

        Floating rate debt securities generally will be treated as "variable rate debt instruments" under the OID Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as "qualified stated interest" and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a "variable rate debt instrument", such debt security will be subject to special rules, which we refer to as the Contingent Payment Regulations, that govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as Contingent Debt Obligations. Prospective purchasers of floating rate debt securities should carefully examine the accompanying prospectus supplement or an applicable pricing supplement to see if the Company has determined such debt securities constitute Contingent Debt Obligations. If it has, they should consult their own tax advisors with respect to the tax consequences to them of such obligations.

        Certain of the debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the accompanying prospectus supplement or an applicable pricing supplement. Debt securities containing such features, in particular original issue discount debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the accompanying prospectus supplement or an applicable pricing supplement and should consult their own tax advisors with respect to such debt securities because the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

        Premium and Market Discount.    A United States Holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined in the third preceding paragraph) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the United States Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A United States Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original issue discount debt securities purchased at a premium will not be subject to the OID rules described above.

        In the case of premium in respect of a foreign currency debt security, a United States Holder should calculate the amortization of such premium in the specified currency. Amortization deductions attributable to a period reduce interest income attributable to payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by the United States Holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates such premium is recovered through interest payments on the debt security and the exchange rate on the date on which the United States Holder acquired the debt security.

        With respect to a United States Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the United States Holder's tax basis when the debt security matures or is disposed of by the United States Holder. Therefore, a United States Holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures.

        If a United States Holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount or, in the case of an original issue discount debt security, its adjusted issue price, by at least 0.25% of its remaining redemption amount (or adjusted issue price) multiplied by the number of remaining whole years to maturity, the debt security will be considered to have "market discount" in the hands of such United States Holder. In such case, gain realized by the United States Holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States Holder. In addition, the United States Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security or, at the election of the United States Holder, under a constant yield method. Market discount on a foreign currency debt security will be accrued by a United States Holder in the specified currency. The amount includible in income by a United States Holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the debt security is disposed of by the United States Holder.

        A United States Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a United States Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the United States Holder's taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

        Short-Term Debt Securities.    The rules set forth above will also generally apply to debt securities having maturities of not more than one year, which we refer to as short-term debt securities, but with modifications, certain of which are summarized below:

        First, the OID Regulations treat none of the interest on a short-term debt security as qualified stated interest. Thus, all short-term debt securities will be original issue discount debt securities. OID will be treated as accruing on a short-term debt security ratably or, at the election of a United States Holder, under a constant yield method.

        Second, a United States Holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a United States Holder may be required to defer the deduction of interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States Holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the United States Holder held the debt security. Notwithstanding the foregoing, a cash-basis United States Holder of a short-term debt security may elect to accrue OID into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A United States Holder using the accrual method of tax accounting and certain cash-basis United States Holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include OID on a short-term debt security in income on a current basis.

        Third, any United States Holder (whether cash or accrual basis) of a short-term debt security can elect to accrue the "acquisition discount," if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the United States Holder, under a constant-yield method based on daily compounding.

        Finally, the market discount rules will not apply to a short-term debt security.

        Floating Rate Debt Securities and Other Debt Securities Providing for Contingent Payments.    The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. Prospective purchasers of debt securities should carefully examine the accompanying prospectus supplement or applicable pricing supplements to see if we have determined that such debt securities constitute Contingent Debt Obligations. If we have, prospective purchasers should consult their own tax advisors with respect to the tax consequences to them of such obligations.

        Information Reporting and Backup Withholding.    The issuing and paying agent will be required to file information returns with the IRS with respect to payments made to United States Holders of debt securities unless an exemption exists. In addition, United States Holders who are not exempt will be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the issuing and paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

        Reportable Transactions.    A United States taxpayer that participates in a "reportable transaction" will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a United States Holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the United States Holder is an individual or trust, or higher amounts for other non-individual United States Holders), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules.

Tax Consequences to Non-United States Holders

        Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding and foreign accounts:

          (a)   no withholding of United States federal income tax generally will be required with respect to the payment by us or any issuing and paying agent of principal or interest (which for purposes of this discussion includes OID) on a debt security owned by a Non-United States Holder, provided that (i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to us through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a debt security is described in section 881(c)(3)(A) of the Code, (iv) in the case of a registered debt security, the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-United States Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN or W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that is it a Non-United States Holder), and (v) neither we nor our paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States Holder;

          (b)   a Non-United States Holder will generally not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a debt security, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States, or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met;

          (c)   a debt security beneficially owned by an individual who at the time of death is a Non-United States Holder will generally not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such debt security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

        If a Non-United States Holder is subject to withholding at a rate in excess of a reduced rate for which such holder is eligible under a tax treaty or otherwise, such holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the debt securities.

        Notwithstanding the foregoing, a Non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest income that is effectively connected with its U.S. trade or business. In addition, under certain circumstances, effectively connected interest income of a corporate Non-United States Holder may be subject to a "branch profits" tax imposed at a 30% rate. A Non-United States Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

        United States information reporting requirements and backup withholding tax will not apply to payments on a debt security if the beneficial owner (1) certifies its Non-United States Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN or W-8BEN-E, or satisfies documentary evidence requirements for establishing that it is a Non-United States Holder, or (2) otherwise establishes an exemption.

        Information reporting requirements will generally not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a foreign broker, provided that such broker derives less than 50% of its gross income for particular periods from the conduct of a trade or business in the United States, is not a controlled foreign corporation for United States federal income tax purposes, and is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by United States persons or is engaged in the conduct of a United States trade or business.

        Backup withholding tax will generally not apply to the payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of any broker. However, information reporting requirements will be applicable to such payment unless (1) such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of a debt security by the U.S. office of a broker, unless the beneficial owner certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption.

        For purposes of applying the above rules for Non-United States Holders to an entity that is treated as a pass-through entity, such as a partnership or trust, the beneficial owner means each of the ultimate beneficial owners of the entity.

        The rules regarding withholding, backup withholding and information reporting for Non-United States Holders are complex, may vary depending on a holder's particular situation, and are subject to change. In addition, special rules apply to certain types of Non-United States Holders including partnerships, trusts and other entities treated as pass-through entities for United States federal income tax purposes. Non-United States Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

Foreign Accounts

        A United States law enacted in 2010 and commonly referred to as FATCA potentially imposes a withholding tax of 30% on payments of (i) interest on a debt obligation of a United States issuer and (ii) after December 31, 2016, gross proceeds from the sale or other disposition of such a debt obligation, in each case made to (a) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the United States government to collect and report (or is required by applicable local law) to collect and provide to the United States or other relevant tax authorities certain information regarding United States account holders of such institution or (b) a non-United States entity (as a beneficial owner) that is not a financial institution unless such entity provides the withholding agent with a certification that it does not have any substantial United States owners or that identifies its substantial United States owners, which generally includes any specified United States person that directly or indirectly owns more than a specified percentage of such entity. FATCA applies to the debt securities. United States Holders that will hold the debt securities through a non-United States intermediary and Non-United States Holders are urged to consult their own tax advisors regarding foreign account tax compliance.

European Union Directive on Taxation of Certain Interest Payments

        Under Council Directive 2003/48/EC on the taxation of savings income (the "Savings Directive"), each Member State of the European Union is required to provide to the tax authorities of another such Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria will (unless during such period it elects otherwise) instead operate a withholding system in relation to such payments. The rate of withholding is 35%. However, the beneficial owner of the interest (or similar income) payment may elect that certain provision of information procedures should be applied instead of withholding. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income.

        A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted similar measures to the Savings Directive

        The Council of the European Union has adopted a Directive amending the Savings Directive (the "Amending Directive") which, when implemented, will broaden the Savings Directive's scope. The Member States will have until January 1, 2016 to adopt national legislation necessary to comply with the Amending Directive, which legislation must apply from January 1, 2017. The changes made under the Amending Directive include extending the scope of the Savings Directive to payments made to, or secured for, certain other entities and legal arrangements (including certain trusts and partnerships), where certain conditions are satisfied. They also broaden the definition of "interest payment" to cover certain additional types of income. Investors who are in any doubt as to their position should consult their professional advisers.

        The Savings Directive may, however, be repealed in due course in order to avoid overlap with the amended Council Directive 2011/16/EU on administrative cooperation in the field of taxation, pursuant to which Member States other than Austria will be required to apply other new measures on mandatory automatic exchange of information from January 1, 2016. Austria has an additional year before being required to implement the new measures but it has announced that it will nevertheless begin to exchange information automatically in accordance with the timetable applicable to the other Member States.

        If a payment under a Note were to be made and an amount of, or in respect of, tax were to be withheld from that payment pursuant to the Savings Directive (as amended from time to time) or any law implementing or complying with, or introduced in order to conform to, such Directive, neither the Company nor any other person would be obliged to pay additional amounts under the terms of such Note as a result of the imposition of such withholding tax.

The Proposed Financial Transactions Tax

        The European Commission has published a proposal (the "Commission's Proposal") for a Directive for a common financial transactions tax ("FTT") in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovenia, Slovakia and Spain (the "participating Member States").

        The Commission's Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the Notes (including secondary market transactions) in certain circumstances. The issuance and subscription of the Notes should, however, be exempt.

        Under the Commission's Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

        The FTT remains subject to negotiation between the participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

        In May 2014, a joint statement by ministers of the participating Member States (excluding Slovenia) proposed "progressive implementation" of the FTT, with the initial form applying the tax only to transactions in shares and some derivatives. On January 27, 2015, a further joint statement by ministers of the participating Member States (excluding Greece) was released, confirming their decision that the FTT should be based on the principle of the widest possible base and low rates while taking full consideration of the impacts on the real economy and risk of relocation of the financial sector. The statement also reiterated a willingness to create the conditions necessary to implement the FTT on January 1, 2016.

        Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

        We may sell the debt securities or warrants to purchase debt securities from time to time in one or more of the following ways:

  •
  through underwriters or dealers;

  •
  directly to one or more purchasers;

  •
  through agents; or

  •
  through a combination of any such methods of sale.

        The prospectus supplement or an applicable pricing supplement with respect to the offered securities will set forth the terms of the offering, including:

  •
  the name or names of any underwriters or agents;

  •
  the purchase price of the offered securities and the proceeds to us from their sale;

  •
  any underwriting discounts or sales agents' commissions and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which those securities may be listed.

        Only underwriters or agents named in the accompanying prospectus supplement or applicable pricing supplement are deemed to be underwriters or agents in connection with the securities offered thereby.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and unless otherwise specified in the accompanying prospectus or an applicable prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered by such accompanying prospectus supplement or applicable pricing supplement relating to that series if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in the accompanying prospectus supplement or applicable pricing supplement, and any commissions payable by us to that agent will be set forth in the accompanying prospectus supplement or applicable pricing supplement. Unless otherwise indicated in such accompanying prospectus supplement or applicable pricing supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in an accompanying prospectus supplement or applicable pricing supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement or applicable pricing supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to these arrangements.

        Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the following two conditions:

  •
  the purchase by an institution of the particular securities will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject; and

  •
  if the particular securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of those securities less the principal amount thereof covered by such arrangements.

        Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance of us or institutional investors thereunder.

        In connection with an offering of debt securities, underwriters may purchase and sell debt securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of debt securities in excess of the principal amount of debt securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the debt securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of debt securities made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the debt securities being offered. They may also cause the price of the debt securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect. Underwriters and agents or their affiliates may engage in transactions with, or perform services for, us and our affiliates, including American Express Company, in the ordinary course of business.

        This prospectus has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of an offering contemplated in this prospectus as completed by final terms in relation to the offer of those notes may only do so (i) in circumstances in which no obligation arises for the issuer or any dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by final terms which specify that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State and such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or final terms , as applicable, and the Issuer has consented in writing to its use for the purpose of such offer . Except to the extent sub-paragraph (ii) above may apply, neither the issuer nor any dealer have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the issuer or any dealer to publish or supplement a prospectus for such offer.

        For the purposes of this provision, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Selling Restrictions

Canada

        Each purchaser of these securities that is resident in Canada or otherwise subject to the requirements of Canadian securities laws in connection with its purchase will be deemed to have represented and warranted to the issuer and the underwriters that it is: (i) an "accredited investor" as defined in National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators (other than an "accredited investor" relying on subsection (j), (k) or (l) of the definition of that term) and, if relying on subsection (m) of the definition of that term, is not a person created or being used solely to purchase or hold securities as an accredited investor, (ii) a "permitted client" as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations and (iii) either purchasing the securities as principal for its own account or is deemed to be purchasing the securities as principal by applicable law. Each such purchaser further acknowledges that the securities have not been and will not be qualified for sale to the public under applicable Canadian securities laws and that any resale of the securities must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of those laws.

European Economic Area

        In relation to each Relevant Member State, each dealer has represented and agreed, and each further dealer appointed under the program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus as completed by the final terms in relation thereto to the public in that Relevant Member State (the "Securities ") except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Securities to the public in that Relevant Member State:

  (a)
  if the final terms in relation to the Securities specify that an offer of those Securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a "Non-exempt Offer"), following the date of publication of a prospectus in relation to such Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive in the period beginning and ending on the dates specified in such prospectus or final terms , as applicable and the issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

  (b)
  at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (c)
  at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer;

  (d)
  at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive; or

  (e)
  at any time if the denomination per unit of notes offered amounts to at least €100,000,

provided that no such offer of Securities referred to in (b) to (e) above shall require the issuer or any dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

        The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

        Each dealer has represented and agreed, and each further dealer appointed under the program will be required to represent and agree, that:

  (a)
  in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by the issuer;

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA would not, if the issuer were not an authorized person, apply to the issuer; and

  (c)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

        The validity of the securities will be passed upon for us by David S. Carroll, Counsel of American Express Credit Corporation. Unless otherwise stated in the accompanying prospectus supplement or applicable pricing supplement, certain legal matters will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for American Express Company, American Express Credit Corporation and their respective subsidiaries and affiliates and may do so in the future.

EXPERTS

        The financial statements, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

€1,000,000,000
0.625% Senior Notes due 2021

American Express Credit Corporation

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	Deutsche Bank	HSBC

Co-Managers

BMO Capital Markets	MUFG	Standard Chartered Bank
Mischler Financial Group, Inc.		Ramirez & Co., Inc.

November 15, 2016